FOURTH AMENDED AND RESTATED BY-LAWS
of
ENCORE WIRE CORPORATION
dated as of July 2, 2024

TABLE OF CONTENTS
ARTICLE I
OFFICES

SECTION 1... REGISTERED OFFICE......................................................................................... 1
SECTION 2... OTHER OFFICES.................................................................................................. 1

ARTICLE II
MEETINGS OF STOCKHOLDERS

ARTICLE III
DIRECTORS

ARTICLE IV
OFFICERS

ARTICLE V
MISCELLANEOUS

SECTION 1... CERTIFICATED AND UNCERTIFICATED STOCK......................................... 5
SECTION 2... LOST CERTIFICATES.......................................................................................... 5
SECTION 3... TRANSFER OF SHARES...................................................................................... 5
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ARTICLE VI
INDEMNIFICATION

ARTICLE VII
AMENDMENTS

ARTICLE VIII
EXCLUSIVE FORUM
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ARTICLE I

OFFICES
SECTION 1.REGISTERED OFFICE – The address, including street, number, city, and county, of the registered office of Encore Wire Corporation (the “Corporation”) in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.
SECTION 2.OTHER OFFICES – The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time select or the business of the Corporation may require.
ARTICLE II

MEETINGS OF STOCKHOLDERS
SECTION 1.ANNUAL MEETINGS – Annual meetings of stockholders for the election of directors, and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. If the Board of Directors fails so to determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the registered office of the Corporation on the first Tuesday in April. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.
SECTION 2.SPECIAL MEETINGS – Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board of Directors, the President or the Secretary, or by resolution of the Board of Directors.
SECTION 3.VOTING – Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation of the Corporation and these By-Laws may vote in person or by proxy, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.
A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is entitled to be present.
SECTION 4.QUORUM – Except as otherwise required by law, by the Certificate of Incorporation of the Corporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding shares constituting a majority of the voting power of the Corporation shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.
SECTION 5.NOTICE OF MEETINGS – Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat, at his or her address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.
SECTION 6.ACTION WITHOUT MEETING – Unless otherwise provided by the Certificate of Incorporation of the Corporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
ARTICLE III

DIRECTORS
SECTION 1.NUMBER AND TERM – The business and affairs of the Corporation shall be managed under the direction of a Board of Directors which shall consist of not less than one person. The exact number of directors shall initially be two and may thereafter be fixed from time to time by the Board of Directors. Directors shall be elected at the annual meeting of stockholders and each director shall be elected to serve until his or her successor shall be elected and shall qualify. A director need not be a stockholder.
SECTION 2.RESIGNATIONS – Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board of Directors, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.
SECTION 3.VACANCIES – If the office of any director becomes vacant, the remaining director(s) in the office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his or her successor shall be duly chosen. If the office of any director becomes vacant and there are no remaining directors, the stockholders, by the affirmative vote of the holders of shares constituting a majority of the voting power of the Corporation, at a special meeting called for such purpose, may appoint any qualified person to fill such vacancy.
SECTION 4.REMOVAL – Except as hereinafter provided, any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of the voting power entitled to vote for the election of directors, at an annual meeting or a special meeting called for the purpose, and the vacancy thus created may be filled, at such meeting, by the affirmative vote of holders of shares constituting a majority of the voting power of the Corporation.
SECTION 5.COMMITTEES – The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more directors of the Corporation.
Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.
SECTION 6.MEETINGS – The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent of all the directors.
Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors.
Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President, or by the Secretary on the written request of any director, on at least one day’s notice to each director (except that notice to any director may be waived in writing by such director) and shall be held at such place or places as may be determined by the Board of Directors, or as shall be stated in the notice of the meeting.
Unless otherwise restricted by the Certificate of Incorporation of the Corporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in any meeting of the Board of Directors or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
SECTION 7.QUORUM – A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation of the Corporation or these By-Laws shall require the vote of a greater number.
SECTION 8.COMPENSATION – Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.
SECTION 9.ACTION WITHOUT MEETING – Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.
ARTICLE IV

OFFICERS
SECTION 1.OFFICERS – The officers of the Corporation shall be a President, a Treasurer and a Vice President and Secretary, all of whom shall be elected by the Board of Directors and shall hold office until their successors are duly elected and qualified. In addition, the Board of Directors may elect a Chairman of the Board of Directors and such Vice Presidents, Assistant Secretaries and Assistant Treasurers as it may deem proper. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
SECTION 2.CHAIRMAN OF THE BOARD OF DIRECTORS – The Chairman of the Board of Directors, if elected by the Board of Directors, shall have such powers and duties as may be prescribed by the Board of Directors. Such officer shall preside at all meetings of the Board of Directors.
SECTION 3.PRESIDENT – The President shall be the Chief Operating Officer of the Corporation. He or she shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation.

SECTION 4.VICE PRESIDENTS – Vice Presidents, if any, shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors.
SECTION 5.TREASURER – The Treasurer shall be the Chief Financial Officer of the Corporation. He or she shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He or she shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board of Directors, or the President, taking proper vouchers for such disbursements. He or she shall render to the Chairman of the Board of Directors, the President and the Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he or she shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe.
SECTION 6.SECRETARY – The Secretary shall give, or cause to be given, notice of all meetings of stockholders and of the Board of Directors and all other notices required by law or by these By-Laws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board of Directors or the President, or by the Board of Directors, upon whose request the meeting is called as provided in these By-Laws. He or she shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the Board of Directors.
SECTION 7.ASSISTANT TREASURERS AND ASSISTANT SECRETARIES – Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors.
ARTICLE V

MISCELLANEOUS
SECTION 1.CERTIFICATED AND UNCERTIFICATED STOCK – The interest of each stockholder of the Corporation may be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe or be uncertificated.
SECTION 2.LOST CERTIFICATES – A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or such owner’s legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.
SECTION 3.TRANSFER OF SHARES – The shares of stock of the Corporation shall be transferred upon its books, (1) in the case of certificated shares of stock, by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued; and (2) in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by their duly authorized attorneys or legal representatives, and upon compliance with appropriate procedures for transferring shares in uncertificated form. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.
SECTION 4.STOCKHOLDERS RECORD DATE – In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (A) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (B) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (C) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
SECTION 5.DIVIDENDS – Dividends upon the capital stock of the Corporation shall in the discretion of the Board of Directors from time to time be declared by the Board of Directors out of funds legally available therefor after setting aside of proper reserves.
SECTION 6.FISCAL YEAR – The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.
SECTION 7.CHECKS – All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.
SECTION 8.NOTICE AND WAIVER OF NOTICE – Whenever any notice is required to be given under these By-Laws, personal notice is not required unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law. Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or of these By-Laws, a waiver thereof, in writing and signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such required notice.
SECTION 9.CORPORATE SEAL. – The corporate seal shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise imprinted upon the subject document or paper.
ARTICLE VI

INDEMNIFICATION
SECTION 1.ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION. – The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.
SECTION 2.ACTIONS OR SUITS BY OR IN THE RIGHT OF THE CORPORATION. – The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
SECTION 3.INDEMNIFICATION AGAINST EXPENSES ACTUALLY AND REASONABLY INCURRED. – To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in SECTION 1 or SECTION 2 of this ARTICLE VI, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.
SECTION 4.AUTHORIZATION OF INDEMNIFICATION. – Any indemnification under SECTION 1 or SECTION 2 of this ARTICLE VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in SECTION 1 or SECTION 2 of this ARTICLE VI. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

SECTION 5.ADVANCEMENT OF EXPENSES. – Reasonable expenses, including court costs and attorneys’ fees, incurred by a person who was or is a witness or who was or is named as a defendant or respondent in any threatened, pending or completed Proceeding, any appeal in such Proceeding, and any inquiry or investigation that could lead to such Proceeding, by reason of the fact that such individual is or was a director or officer of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such Proceeding, and without the determination set forth in SECTION 4 of this ARTICLE VI, upon receipt by the Corporation of a written affirmation by such person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under this ARTICLE VI, and a written undertaking by or on behalf of such person to repay the amount paid or reimbursed by the Corporation if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation as authorized in this ARTICLE VI. Such written undertaking shall be an unlimited obligation of such person and it may be accepted without reference to financial ability to make repayment.
SECTION 6.NON-EXCLUSIVITY AND AMENDMENTS. – The indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation of the Corporation or any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. Any right to indemnification or to advancement of expenses of any person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these By-Laws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.
SECTION 7.INSURANCE. – The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this ARTICLE VI.
SECTION 8.INDEMNIFICATION AND EXPENSE ADVANCEMENT FOR EMPLOYEES AND AGENTS. – The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and the advancement of expenses to employees and agents of the corporation similar to those conferred in this ARTICLE VI to directors and officers of the Corporation.

SECTION 9.SURVIVAL OF INDEMNIFICATION AND EXPENSE ADVANCEMENT RIGHTS. – The indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
SECTION 10.DEFINITIONS. – For purposes of this ARTICLE VI, (1) references to “the Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that any person who is or was a director or officer of such constituent corporation or while a director or officer of such corporation is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this ARTICLE VI with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued; (2) references to “other enterprises” shall include employee benefit plans; (3) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (4) references to “serving at the request of the Corporation” shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and (5) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this ARTICLE VI.
ARTICLE VII

AMENDMENTS
These By-Laws may be altered, amended or repealed at any annual meeting of the stockholders (or at any special meeting thereof if notice of such proposed alteration, amendment or repeal to be considered is contained in the notice of such special meeting) by the affirmative vote of the holders of shares constituting a majority of the voting power of the Corporation. Except as otherwise provided in the Certificate of Incorporation of the Corporation, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present alter, amend or repeal these By-Laws, or enact such other By-Laws as in their judgment may be advisable for the regulation and conduct of the affairs of the Corporation.
ARTICLE VIII

EXCLUSIVE FORUM
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these By-Laws (as either may be amended or restated from time to time) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (4) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII.